SECURITY AGREEMENT-PLEDGE
                                  (SECURITIES)


         This Security Agreement-Pledge is entered into as of the 30th day of June, 1997, by VOXCOM HOLDINGS, INC. ("Debtor"), in favor of LAWRENCE R. BIGGS, JR., LARRY CAHILL, AND DONALD G. MCLELLAN ("Secured Party").

         SECTION 1. SECURITY INTEREST. For value received, the receipt and sufficiency of which is hereby acknowledged including, without limitation, the agreement by Secured Party to extend certain credit and financial accommodations to Debtor, pursuant to a Promissory Note dated the date hereof between Debtor and Secured Party ("the Note"), Debtor has granted and does hereby grant to Secured Party a security interest in and agrees and acknowledges that Secured Party has and shall continue to have a security interest in the following described property (herein called the "Collateral"), to-wit:

                  100% of the outstanding capital stock of AmeraPress, Inc., a Nevada corporation now owned or hereafter acquired by Debtor, presently being 10,000 shares represented by Certificate No. 004 standing in the name of Debtor in the books of Debtor;

together with all moneys, income, proceeds and benefits attributable or accruing to such property including, but not limited to, all stock rights, rights to subscribe, liquidating dividends, stock dividends, dividends paid in stock, new security or other properties or benefits to which Debtor is or may hereafter become entitled to receive on account of such property, and in the event that Debtor shall receive any of such, Debtor shall hold the same as trustee for Secured Party and will immediately deliver the same to Secured Party to be held hereunder in the same manner as the property specifically described above is held hereunder. All of the property in which Secured Party is hereby granted a security interest shall herein sometimes be called the "Collateral" or the "Pledged Securities". Debtor has delivered possession of the Collateral to Secured Party and agrees to execute such stock powers, endorse such instruments, execute such additional pledge agreements or other documents as may be required by Secured Party in order to effectively grant to Secured Party the security interest in the Collateral.

         SECTION 2. OBLIGATIONS. The security interest granted hereby is to secure the payment and performance of the Note and any and all other indebtedness, obligations, and liabilities incurred by the Debtor to the Secured Party (collectively called the "Obligations"). Debtor and Debtor acknowledge that the security interest hereby granted shall secure all future advances as well as any and all other obligations and liabilities of the Debtor to Secured Party whether now in existence or hereafter arising.



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         SECTION 3. WARRANTIES AND COVENANTS OF DEBTOR.  Debtor hereby warrants, covenants and agrees that:

         A. Except for the security interest granted hereby, Debtor is the owners of the Collateral free of any adverse claim, lien, mortgage, pledge, security interest or other encum brance, or right or option on the part of any third party to purchase or otherwise acquire the Collateral or any part thereof; and Debtor will defend the Collateral against all claims and demands of all parties at any time claiming the same or an interest therein;

         B. Debtor will not sell or offer to sell or otherwise transfer or encumber the Collateral or any interest therein without the prior written consent of Secured Party;

         C. Debtor will keep the Collateral free from any and all adverse liens, mortgages, pledges, claims, security interests and other encumbrances;

         D. Debtor will pay to Secured Party all expenses and expenditures, including reasonable attorney's fees and legal expenses, incurred or paid by Secured Party in exercising or protecting its interest, rights and remedies under this Security Agreement. Debtor agrees to pay interest on such amounts at the rate of ten percent (10%) per annum from the date such are incurred by Secured Party until the date paid by Debtor or Debtor;

         E. The security interest granted hereby shall in no way be affected by any indulgence or indulgences, extension or extensions, change or changes in the form, evidence, maturity, rate of interest or otherwise of any of the Obligations, nor by want of presentment, notice, protest, suit or indulgence upon any of the Obligations, nor shall any release of, or failure to perfect the security interest or lien in, any security for or, of any of the parties liable for, the payment of the Obligations in any manner affect or impair this pledge, and the same shall continue in full force and effect in accordance with the terms hereof until the Obligations have been fully paid;

         F. Any and all instruments, securities and other properties heretofore, now or hereafter delivered to Secured Party or in Secured Party's possession, or to any bailee or agent of Secured Party, shall also secure the Obligations and shall be held and construed to be a part of the Collateral hereunder to the same extent as if fully described herein; and

         G. Secured Party shall have the power to endorse and is hereby appointed Debtor's agent for the purpose of endorsing in the name of Debtor any instrument or document constituting Collateral or which may be received in payment or as proceeds of the Collateral.

         SECTION 4. EVENTS OF DEFAULT. The occurrence of any of the following events or conditions shall constitute an "Event of Default":

         A. Default in the payment of the Obligations when due;


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         B. The levy of any attachment,  execution, garnishment or other process against all or any part of the Collateral in connection with any lien, debt, judgment, assessment or obligation of Debtor, or the levy of any such process against any other property of Debtor which would tend to have a material adverse effect upon Debtor's ability to perform its obligations to Secured Party; or

         C. Any representation or warranty made by Debtor in this Pledge Agreement or in any other agreement, certificate, financial or other statement furnished by Debtor pursuant hereto or in connection herewith is untrue in any material respect as of the date made or furnished.

         SECTION 5. REMEDIES OF SECURED PARTY. Upon the happening of any Event of Default specified herein, and at any time thereafter, at the option of the holder thereof, all or any part of the Obligations shall become immediately due and payable without presentment, demand, notice of intention to accelerate, notice of acceleration, notice of non-payment, protest, notice of dishonor, or any other notice whatsoever to Debtor, or any person obligated thereon, and Secured Party shall have and may exercise with reference to the Collateral and Obligations any and all of the rights and remedies of a secured party under the Uniform Commercial Code as then in effect in the State of Texas, and as otherwise granted herein or under any other applicable law or under any other agreements executed by Debtor (all of which rights and remedies shall be cumulative), including, without limitation, the right to sell the Collateral, or any part thereof, at public or private sale or at any broker's board or on any securities exchange, for cash or on credit, or for future delivery without assumption of any credit risk, and at such price or prices as Secured Party may deem satisfactory. Any holder of the Obligations may be the purchaser of all or any part of the Collateral so sold at any public sale (or if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quota tions, at any private sale) and thereafter hold the same absolutely, free from any right or claim or right of whatever kind. Secured Party is hereby authorized at any such sale, if it deems it advisable so to do, to restrict the prospective bidders or purchasers of any of the Pledged Securities to persons who will represent and agree that they are purchasing for their own account for investment, and not with a view to the distribution or sale of any of the Pledge of Securities. Upon any such sale, Secured Party shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold absolutely, free from any claim or right of whatever kind. Secured Party shall give Debtor ten days' written notice of its intention to make any such public or private sale or sale at broker's board or on a securities exchange. Such notice, in the case of a public sale, shall state the time and place fixed for such sale, and, in the case of sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or the portion thereof so being sold, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Secured Party may fix in the notice of such sale. At any such sale, the Collateral may be sold in one lot as an entirety or in separate parcels as Secured Party may determine. Secured Party shall not be obligated to make any such sale pur suant to any such notice. Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time

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and place fixed for the sale,  and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by Secured Party until the purchase price is paid by the purchaser thereof, but Secured Party shall not incur any liability due to any failure of such purchaser to take up and pay for the Collateral so sold and, upon such failure, such Collateral may again be sold upon like notice. Instead of exercising the power of sale herein conferred upon it, Secured Party may proceed by a suit or suits at law or in equity to foreclose the security interests herein granted and sell the Collateral, or any part thereof, under a judgment or decree of a court or courts of competent jurisdiction.

         Secured Party is hereby granted the right, after the occurrence of an Event of Default, to transfer at any time to itself or its nominee the Pledged Securities, or any part thereof, and thereafter to exercise all voting rights with respect to any such Pledged Securities so transferred and to receive the proceeds, payments, moneys, income or benefits attributable or accruing thereto and to hold the same as security for the Obligations, or at Secured Party's election, to apply such amounts to the Obligations, whether or not then due, in such order as Secured Party may elect, or, Secured Party may, at its option, without transferring such Pledged Securities to its nominee, exercise all voting rights with respect to the Pledged Securities and vote all or any part of the Pledged Securities at any regular or special meeting of shareholders, and Debtor does hereby name, constitute and appoint as the proxy of Debtor the Secured Party, in the Debtor's name, place and stead to vote any and all such Pledged Securities, as such proxy may elect, for and in the name, place and stead of Debtor, such proxy to be irrevocable and deemed coupled with an interest.

         SECTION 6.        MISCELLANEOUS.

         A. Secured Party shall not be obligated to take any steps necessary to preserve any rights in the Collateral against prior parties, which Debtor hereby is assumed to do.

         B. No delay or omission on the part of Secured Party in exercising any rights hereunder shall operate as a waiver of any such right or any other right. A waiver on any one or more occasions shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

         C. It is the intention of the parties hereto to comply with applicable usury laws; accordingly, it is agreed that notwithstanding any provision to the contrary in this Security Agreement, or in any of the instruments or documents evidencing the Obligations or otherwise relating thereto, no such provision shall require the payment or permit the collection of interest in excess of the maximum permitted by such laws. If any excess of interest in such respect is provided for, or shall be adjudicated to be so provided for, in this Security Agreement, or in any of the instruments or documents evidencing the Obligations or otherwise relating thereto, then in such event (1) the provisions of this paragraph shall govern and control, (2) neither Debtor nor its successors or assigns or any other party liable for the payment of the Obligations, shall be obli gated to pay the amount of such interest to the extent that it is in excess of the maximum amount

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permitted by such laws, (3) any such excess which may have been collected  shall be, at the option of the holder or holders of the Obligations, either applied as a credit against the then unpaid principal amount thereof or refunded, as applicable, to Debtor and (4) the effective rate of interest shall be automatically subject to reduction to the maximum lawful rate allowed to be lawfully con tracted for under applicable usury laws as now or hereafter construed by the courts having jurisdiction.

         D. All rights of Secured Party hereunder shall inure to the benefit of its successors and assigns, and all obligations of Debtor shall bind their successors or assigns. The rights and remedies of Secured Party hereunder are cumulative, and the exercise of any one or more of the remedies provided herein shall not be construed as a waiver of any of the other remedies of Secured Party.

         E. The security interest hereby granted and all the terms and provisions hereof shall continue in full force and effect, and all the terms and provisions hereof shall remain effective as between the parties, until the repayment by Debtor or Debtor of all Obligations.

         F. This Security Agreement and the security interest herein granted are in addition to, and not in substitution, novation or discharge of, any and all prior or contemporaneous security agreements and security interests in favor of Secured Party or assigned to Secured Party by Debtor. All rights, powers and remedies of Secured Party in all such security agreements are cumulative, but in the event of actual conflict in terms and conditions, the terms and conditions of the latest security agreement shall govern and control.

         G. Any provision of this Security Agreement found to be invalid under the laws of the State of Texas, or any other state having jurisdiction or other applicable law, shall be invalid only with respect to the offending provision. All words used herein shall be construed of such gender or number as the circumstances require. The laws of the State of Texas and, as applicable, the laws of the United States of America, shall govern this Security Agreement, its construction, interpretation and enforcement.

         H.  This   Security   Agreement  may  be  executed  in  any  number  of
counterparts,   all  of  which  together  shall  constitute  one  and  the  same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed as of the date first above written.
                                                     DEBTOR:
                                                     Voxcom Holdings, Inc.


                                                     By:/s/ Daniel Lezak
                                                        -----------------------
                                                        DANIEL LEZAK, PRESIDENT



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                                                     SECURED PARTY:




                                                     /s/ Lawrence R. Biggs, Jr.
                                                     --------------------------
                                                     Lawrence R. Biggs, Jr.



                                                     /s/ Larry Cahill
                                                     --------------------------
                                                     Larry Cahill



                                                     /s/ Donald G. McLellan
                                                     --------------------------
                                                     Donald G. McLellan






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